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                    ASSUMPTION OF LOAN AND SECURITY AGREEMENT


     THIS ASSUMPTION OF LOAN AND SECURITY AGREEMENT (the "Assumption") is made and entered into to be effective the 26th day of February, 1997, by and among THE PROVIDENT BANK (the "Bank"), and LEXFORD PROPERTIES, INC. ("Lexford").

                                    RECITALS

     I. The following Companies: Cardinal Realty Services, Inc., Cardinal Apartment Management Group, Inc., fka Cardinal Acceptance Corporation, Cardinal GP VIII Corporation, Cardinal GP X Corporation, Cardinal GP XI Corporation, Cardinal GP XII Corporation, Cardinal Industries Development Corporation, Cardinal Ancillary Insurance Agency, Inc., fka Cardinal Industries Insurance Agencies, Inc., Cardinal Industries of Florida Services Corporation, Cardinal Industries of Georgia Services Corporation, Cardinal Industries of Texas, Inc., Cardinal Industries Services Corporation, Cardinal Realty Company, Cardinal Regulatory of Kentucky, Inc., Cardinal Regulatory of West Virginia, Inc., CII of Pennsylvania, Inc., R/E Management Services, Inc., and Walker Place Limited Liability Company, jointly and severally (herein each a "Company" or collectively, the "Companies"), and the Bank entered into a Loan and Security Agreement dated August 11, 1995 (the "Loan Agreement") and various loan documents executed in connection therewith (the "Loan Documents"); and

     II. The Companies and the Bank have agreed to extend the due date for the $3,000,000.00 Operating Revolving Line Note provided for in the Loan Agreement, which extension is hereafter included in the reference to Loan Documents; and

     III. The Companies, Lexford and the Bank desire to acknowledge Lexford's joint and several obligation with the Companies to repay the loans evidenced by the Loan Agreement and related Loan Documents.

     NOW, THEREFORE, in consideration of the extension of the Operating Revolving Line, and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     Section 1. Assumption of Joint and Several Liability. Lexford has become an affiliate of Cardinal Realty Services, Inc. and the other Companies following execution of the Loan Agreement on August 11, 1995. Lexford acknowledges the receipt of valuable consideration as a result of the now existing extensions of credit under the Loan Agreement. Therefore, Lexford hereby assumes and promises to pay, jointly and severally with the other Companies, any now existing or hereafter arising obligation due under the terms of the Loan Agreement, including, without limitation, any promissory note executed by one or more of the Companies payable to the Bank.




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     Section 2. Collateral.  The Companies and the Bank are negotiating  certain terms and conditions of the Loan Agreement and Loan Documents related to the Companies' grant of security interests in their Collateral as that term is defined in the Loan Agreement. Notwithstanding its assumption to repay the loans due the Bank, Lexford does not grant a security interest in any of its Collateral until such time as the negotiations are complete and documented. Nevertheless, Lexford represents and warrants that there is no existing security interest in any of its Collateral and Lexford further agrees it shall not grant any security interest to any creditor other than the Bank in any of its Collateral.

     Section 3. Ratification of Loan Documents. Lexford agrees the Loan Agreement and Loan Documents are and shall remain in full force and effect. Except as related to its Collateral, Lexford hereby ratifies, confirms and approves the Loan Agreement and Loan Documents, agrees that the Loan Agreement and Loan Documents constitutes the valid and binding obligations and agreements of Lexford and the Companies, enforceable by the Bank in accordance with their terms; and affirms each of the representations and warranties provided for in the Loan Agreement effective as of the execution of this Assumption. Nothing in this Assumption shall be deemed to impair or otherwise affect the lien of the Loan Agreement and Loan Documents on the Collateral of the Companies.

     Section 4. Governing Law. This Assumption shall be governed by and construed and enforced in accordance with the laws of the State of Ohio.

     Section 5. Successors and Assigns Bound. This Assumption is binding upon and shall inure to the benefit of the parties hereto, and their respective successors and assigns.

     Section 6.  Entire  Agreement.  This  Assumption,  in  addition to the Loan
Agreement and the Loan Documents, constitutes the sole and entire agreement between Lexford and the Bank with respect to the subject matter hereof. Neither this Assumption nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought.

     Section 7. Warrant of Attorney. With full knowledge of all constitutional rights, if any payment under the Notes, as defined in the Loan Agreement, is not paid on or before the date when due, or should default be made in the performance or observance of any of the covenants or agreements of the Loan Documents or this Assumption, Lexford hereby authorizes and empowers any attorney of any court of record within the United States of America or elsewhere to appear for Lexford and confess judgment or a series of judgments against Lexford and/or any or all of the Companies in favor of the holder of the Notes as of any time, present or future, for the then due and unpaid balance or balances of the principal, interest, late charges and collection expenses evidenced by the Notes, or any part thereof, together with the costs of the suit, and to waive and release all errors in said proceedings and petitions in error and the right to appeal from the judgment rendered, on which judgment or judgments one or more executions may issue forthwith; and for so doing the Note or a copy thereof and this Assumption or a copy hereof verified by affidavit shall be a sufficient warrant.

     IN WITNESS WHEREOF, the Bank and Lexford have executed this Assumption at Columbus, Franklin County, Ohio, or caused it to be executed by their duly authorized representatives, intending to be legally bound as of the date first above written.


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     WARNING - BY SIGNING THIS PAPER, YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT
TRIAL. IF YOU DO NOT PAY ON TIME, A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR, WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE. (SEC. 2323.13, O.R.C.).

                                 Lexford Properties, Inc.


                                 By:   /s/ John B. Bartling, Jr.
                                      --------------------------
                                      John B. Bartling, Jr.

                                 Its: President and CEO


                                 THE BANK:

                                 The Provident Bank

                                 By: /s/ William R. McNamara
                                     -----------------------
                                     William R. McNamara

                                 Its: Vice President





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